EXHIBIT 99.1

Staples, Inc. Reports Record Sales and Earnings For Fourth Quarter and
                              Fiscal 2006

  Earnings Per Share Increased 24 Percent for the Fourth Quarter and
                    27 Percent for the Fiscal Year

        Company to Increase Annual Cash Dividend by 32 Percent


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 1, 2007--Staples, Inc. (NASDAQ:SPLS) announced today the results for its fourth quarter (14 weeks) and fiscal year (53 weeks) ended February 3, 2007. Total company sales for the fourth quarter grew 18 percent to $5.3 billion compared to the same quarter of 2005. North American Retail revenues increased 14 percent and North American Delivery sales increased 24 percent. International sales grew 16 percent in local currency or 27 percent in US dollars. Total company net income of $336 million rose 22 percent, and earnings per share of $0.46, on a diluted basis, rose 24 percent compared to the fourth quarter of 2005. North American Retail comparable store sales, calculated on a 13 week basis, rose one percent versus last year and, in Europe, comparable store sales increased five percent.

    Excluding $370 million of total company sales during the extra week in the fourth quarter, sales increased 10 percent compared to last year. Excluding North American Retail sales of $210 million and North American Delivery sales of $129 million during the extra week in the fourth quarter, North American Retail sales increased six percent and North American Delivery revenues increased 14 percent. Excluding International sales of $31 million during the extra week in the fourth quarter, sales grew 11 percent in local currency or 22 percent in US dollars.

    For fiscal year 2006, sales reached $18.2 billion, a 13 percent increase compared to 2005. Full year North American Retail sales rose 10 percent and North American Delivery revenues increased 19 percent. In 2006, e-commerce sales of $4.9 billion increased 28 percent versus last year. International sales rose 10 percent in local currency or 13 percent in US dollars. The company reported 2006 net income of $974 million, a 24 percent increase versus last year. Earnings per share of $1.32, on a diluted basis, rose 27 percent versus 2005. Adjusted for the impact of favorable tax events and the correction for prior years' stock-based compensation reported in the third quarter, earnings per share were $1.28. Both North American Retail and European comparable store sales, calculated on a 52 week basis, increased three percent for the year. The company generated $637 million in free cash flow after $528 million in capital expenditures.

    Excluding the 53rd week in 2006, total company sales increased 11 percent versus last year. Excluding the extra week, North American Retail sales increased eight percent, North American Delivery revenues increased 16 percent, and International sales grew eight percent in local currency, or 11 percent in US dollars.

    "Our 74,000 associates delivered another terrific year in 2006," said Ron Sargent, Staples' chairman and CEO. "We drove strong top and bottom line growth, while investing in new ideas and making steady progress on the key initiatives that will continue to drive our business."

    Key company accomplishments in 2006:

    Total Company

    -- FY2006 total company operating margin increased 38 basis points to 8.1 percent.

    -- Inventory turns increased 16 basis points to 5.92 times, continuing to demonstrate the benefits of the Summit supply chain program.

    -- Staples' own brand products reached 20 percent of sales for the year and the company established a long-term goal to reach 30 percent of sales.

    -- Staples branded aisles are featured in more than 2,400 grocery stores throughout the US, including more than 1,500 Safeway locations.

    North American Retail

    -- FY2006 operating margin in North American Retail increased 30 basis points to 9.6 percent.

    -- In Q4, the company experienced positive customer traffic and solid performance in key categories, such as office supplies, ink, and copy & print.

    -- Staples opened 99 stores in 2006, including 23 stores in new markets and three stand alone Copy & Print shops in the Boston area. The company ended the year with 1,620 stores in North America.

    -- The company re-launched and re-branded its technology services initiative, EasyTech. Every Staples store in the US offers an in-store technician to help customers with services such as hardware and software installations, data protection, and security.

    North American Delivery

    -- FY2006 operating margin in North American Delivery increased 40 basis points to 10.7 percent.

    -- The company continues to increase sales to existing customers through "share of wallet" initiatives. North American Delivery added capabilities in IT products and services, and expanded its assortment of industrial packaging supplies through its strategic acquisitions of Thrive Networks and Chiswick.

    -- Staples opened three fulfillment centers in 2006, in Atlanta, Orlando, and Chicago. In 2007, Staples plans to open a new fulfillment center in Denver.

    International

    -- International operations improved operating margin by 149 basis points to 2.1 percent for the full year.

    -- New advertising and direct mail campaigns are showing positive results in European retail. In Q4, Staples' comparable store sales in European retail rose five percent, with five percent comparable store sales in the UK, its best quarterly comp performance since 2003.

    -- In Q4 and FY2006, Staples European Catalog drove strong sales and doubled operating margin, with particularly solid improvement in France and Italy.

    -- The company announced a joint venture in India with Pantaloon Retail Limited, and plans to acquire Pei Pei, a chain of office products retail stores in the Jiangsu province near Shanghai, China.

    The company also announced an annual cash dividend of $0.29 per share payable on April 19, 2007, to shareholders of record on March 30, 2007. This represents a 32 percent increase versus 2006.

    "With great people, solid execution, and many new growth ideas, Staples is well positioned to continue to build on our success in 2007," said Sargent.

    Q1 2007 Outlook

    The company expects to achieve high single-digit growth on the top line and a positive, low single-digit comparable store sales increase in North American Retail. Staples expects mid single-digit sales growth in North American Retail, with the calendar shift resulting from the 53rd week in 2006 reducing sales growth expectations by approximately two percentage points. Staples anticipates mid-teens growth in North American Delivery, and high single-digit sales growth in local currency in International. The company expects to achieve earnings per share growth of 15 to 20 percent.

    FY2007 Outlook

    The company's guidance for 2007 is based on comparison to 2006 performance adjusted for the 53rd week, the third quarter earnings per share impact of favorable tax events, and the correction for prior years' stock-based compensation. Excluding these items, the company expects earnings per share growth of 15 to 20 percent for the full year 2007, equating to a range of $1.43 to $1.49 of earnings per share, or eight to 13 percent earnings growth on a GAAP basis. Excluding the extra week, Staples expects low double-digit sales growth for the total company, or high single-digit sales growth on a GAAP basis. Staples expects a positive, low single-digit comparable sales increase in North American Retail. Excluding the additional week in 2006, the company expects to grow North American Delivery revenues in the mid-teens, or low-teens on a GAAP basis, and in International, Staples expects low double-digit growth in local currency.

    Presentation of Non-GAAP Information

    This press release presents earnings per share results both with and without the favorable tax events and stock based compensation correction described above and certain comparable period measures that exclude the 53rd week in fiscal 2006. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under the heading "Reconciliation of GAAP to Non-GAAP Financial Measures." Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company's year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the company's core operating results against plan, to compare the company's performance to that of its competitors, and to provide earnings guidance to the investing community.

    Today's Conference Call

    The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 74,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2006 sales of $18.2 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,900 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the headings "Q1 2007 Outlook" and "FY2007 Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial performance; our operating results may be impacted by changes in the economy that impact business and consumer spending; our business and financial performance is dependent upon our ability to attract and retain qualified associates; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; fluctuations in our effective tax rate may adversely affect our business and results of operations; compromises of our information security may adversely affect our business; a California wage and hour class action lawsuit may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)

                                                February 3,January 28,
                                                   2007       2006
                                                ----------------------
ASSETS
Current assets:
 Cash and cash equivalents                      $1,017,671   $977,822
 Short-term investments                            457,759    593,082
 Receivables, net                                  720,797    576,672
 Merchandise inventories, net                    1,919,714  1,706,372
 Deferred income tax asset                         141,108    149,257
 Prepaid expenses and other current assets         174,314    141,339
                                                ----------------------
   Total current assets                          4,431,363  4,144,544

Property and equipment:
 Land and buildings                                791,264    705,978
 Leasehold improvements                            996,434    884,853
 Equipment                                       1,539,617  1,330,181
 Furniture and fixtures                            757,408    672,931
                                                ----------------------
   Total property and equipment                  4,084,723  3,593,943
 Less accumulated depreciation and amortization  2,110,602  1,835,549
                                                ----------------------
   Net property and equipment                    1,974,121  1,758,394

 Lease acquisition costs, net of accumulated
  amortization                                      33,579     34,885
 Intangible assets, net of accumulated
  amortization                                     232,383    240,395
 Goodwill                                        1,455,113  1,378,752
 Other assets                                      270,706    175,750
                                                ----------------------
          Total assets                          $8,397,265 $7,732,720
                                                ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $1,486,188 $1,435,815
 Accrued expenses and other current liabilities  1,101,018  1,041,201
 Debt maturing within one year                     201,177      2,891
                                                ----------------------
   Total current liabilities                     2,788,383  2,479,907

Long-term debt                                     316,465    527,606
Deferred income tax liability                        8,986      5,845
Other long-term obligations                        252,657    233,426
Minority interest                                    9,109      4,335

Stockholders' Equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized;
  no shares issued                                       -          -
 Common stock, $.0006 par value, 2,100,000,000
  shares authorized; issued 849,338,568 shares
  at February 3, 2007 and 829,695,100 shares at
  January 28, 2006                                     510        498
 Additional paid-in capital                      3,338,412  2,937,362
 Cumulative foreign currency translation
  adjustments                                      189,115     87,085
 Retained earnings                               4,005,424  3,192,630
 Less: treasury stock at cost, 130,605,591
  shares at February 3, 2007 and 99,253,565
  shares at January 28, 2006                    (2,511,796)(1,735,974)
                                                ----------------------
       Total stockholders' equity                5,021,665  4,481,601
                                                ----------------------
         Total liabilities and stockholders'
          equity                                $8,397,265 $7,732,720
                                                ======================


                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
           (Dollar Amounts in Thousands, Except Share Data)

                          (Unaudited)
                      Fourth Quarter Ended       Fiscal Year Ended
                   ---------------------------------------------------
                   February 3,  January 28,  February 3,  January 28,
                      2007         2006         2007         2006
                    (14 Weeks)   (13 Weeks)   (53 Weeks)   (52 Weeks)
                   ------------ ------------------------- ------------

Sales               $5,285,919   $4,462,317  $18,160,789  $16,078,852
Cost of goods sold
 and occupancy
 costs               3,739,977    3,151,635   12,966,788   11,496,234
                   ------------ ------------------------- ------------
    Gross profit     1,545,942    1,310,682    5,194,001    4,582,618

Operating and other
 expenses:
  Operating and
   selling             807,327      691,712    2,946,249    2,647,567
  General and
   administrative      211,155      181,676      770,268      687,962
  Amortization of
   intangibles           4,748        2,987       14,415       13,008
                   ------------ ------------------------- ------------
    Total operating
     expenses        1,023,230      876,375    3,730,932    3,348,537
                   ------------ ------------------------- ------------

    Operating
     income            522,712      434,307    1,463,069    1,234,081

Other income
 (expense):
  Interest income       15,910       19,218       58,839       59,937
  Interest expense     (11,132)     (16,825)     (47,810)     (56,774)
  Miscellaneous
   expense              (1,849)        (859)      (2,770)      (1,945)
                   ------------ ------------------------- ------------
   Income before
    income taxes
    and minority
    interest           525,641      435,841    1,471,328    1,235,299
Income tax expense     189,230      159,082      497,972      450,884
                   ------------ ------------------------- ------------
   Income before
    minority
    interests          336,411      276,759      973,356      784,415
Minority interest
 (income) expense          (87)          47         (321)         298
                   ------------ ------------------------- ------------
   Net Income         $336,498     $276,712     $973,677     $784,117
                   ============ ========================= ============

Earnings per common
 share
-------------------
    Basic                $0.47        $0.38        $1.35        $1.07
                   ============ ========================= ============
    Diluted              $0.46        $0.37        $1.32        $1.04
                   ============ ========================= ============

Dividends declared
 per common share                                  $0.22        $0.17
                                             =========================

Weighted average
 shares
 outstanding:

     Basic         714,704,854  727,431,802  720,527,652  731,621,899

     Diluted       734,107,022  746,371,861  739,678,366  750,416,350


                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)


                                                  Fiscal Year Ended
                                               -----------------------
                                               February 3, January 28,
                                                  2007        2006
                                               ----------- -----------
Operating activities:
Net income                                       $973,677    $784,117
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation and amortization                     339,299     303,900
Stock-based compensation                          168,736     129,806
Deferred income tax (benefit) expense             (65,401)    (96,189)
Excess tax benefits from stock-based
 compensation arrangements                        (36,069)    (36,748)
Other                                                (365)     (6,513)
Change in assets and liabilities, net of
 companies acquired:
Increase in receivables                          (128,010)    (80,166)
Increase in merchandise inventories              (191,957)    (97,538)
Increase in prepaid expenses and other assets     (44,298)    (15,646)
Increase in accounts payable                       34,379     187,402
Increase in accrued expenses and other
 current liabilities                               93,175     105,274
Increase in other long-term obligations            21,823      20,922
                                               ----------- -----------
Net cash provided by operating activities       1,164,989   1,198,621

Investing activities:
Acquisition of property and equipment            (528,475)   (456,103)
Acquisition of businesses, net of cash
 acquired                                         (29,654)    (40,560)
Investment in joint venture, net of cash
 acquired                                          (2,096)    (16,636)
Proceeds from the sale of short-term
 investments                                    8,358,384   8,097,199
Purchase of short-term investments             (8,223,063) (8,218,049)
                                               ----------- -----------
Net cash used in investing activities            (424,904)   (634,149)

Financing activities:
Proceeds from the exercise of stock options and
 the sale of stock under employee stock
 purchase plans                                   195,263     181,997
Proceeds from borrowings                                -         535
Payments on borrowings                             (5,191)    (16,735)
Cash dividends paid                              (160,883)   (123,402)
Excess tax benefits from stock-based
 compensation arrangements                         36,069      36,748
Purchase of treasury stock, net                  (775,822)   (663,145)
                                               ----------- -----------
Net cash used in financing activities            (710,564)   (584,002)

Effect of exchange rate changes on cash            10,328          42

Net increase (decrease) in cash and cash
 equivalents                                       39,849     (19,488)
Cash and cash equivalents at beginning of
 period                                           977,822     997,310
                                               ----------- -----------
Cash and cash equivalents at end of period     $1,017,671    $977,822
                                               =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)

                          (Unaudited)
                      Fourth Quarter Ended       Fiscal Year Ended
                    --------------------------------------------------
                    February 3,  January 28, February 3,  January 28,
                       2007         2006        2007         2006
                     (14 Weeks)  (13 Weeks)   (53 Weeks)   (52 Weeks)
                    ------------ ------------------------ ------------
Sales:
North American
 Retail              $2,922,431  $2,568,674   $9,938,885   $9,037,513
North American
 Delivery             1,644,933   1,328,225    5,863,094    4,945,661
International
 Operations             718,555     565,418    2,358,810    2,095,678
                    ------------ ------------------------ ------------
Consolidated         $5,285,919  $4,462,317  $18,160,789  $16,078,852
                    ============ ======================== ============

Business Unit
 Income:
North American
 Retail                $329,071    $296,478     $956,565     $843,140
North American
 Delivery               192,489     153,101      624,729      507,131
International
 Operations              38,976      21,057       50,511       13,616
                    ------------ ------------------------ ------------
Business unit income    560,536     470,636    1,631,805    1,363,887
Stock-based
 compensation           (37,824)    (36,329)    (168,736)    (129,806)
                    ------------ ------------------------ ------------
Consolidated            522,712     434,307    1,463,069    1,234,081
Other income
 (expense)                2,929       1,534        8,259        1,218
                    ------------ ------------------------ ------------
   Income before
    income taxes and
    minority
    interest           $525,641    $435,841   $1,471,328   $1,235,299
                    ============ ======================== ============


                    STAPLES, INC. AND SUBSIDIARIES
                     Proforma Segment Sales Data
                Excluding the 53rd Week in Fiscal 2006
                    (Dollar Amounts in Thousands)

                                 (Unaudited)
                    Fourth Quarter Ended February 3, 2007
                    -------------------------------------
                    As Reported     Less       Proforma
                     (14 Weeks)   14th Week   (13 Weeks)
                    ------------ ----------- ------------
Sales:
North American
 Retail              $2,922,431    $210,130   $2,712,301
North American
 Delivery             1,644,933     128,510    1,516,423
International
 Operations             718,555      31,134      687,421
                    ------------ ----------- ------------
Consolidated         $5,285,919    $369,774   $4,916,145
                    ============ =========== ============


                     Fiscal Year Ended February 3, 2007
                    -------------------------------------
                    As Reported     Less       Proforma
                     (53 Weeks)   53rd Week   (52 Weeks)
                    ------------ ----------- ------------
Sales:
North American
 Retail              $9,938,885    $210,130   $9,728,755
North American
 Delivery             5,863,094     128,510    5,734,584
International
 Operations           2,358,810      31,134    2,327,676
                    ------------ ----------- ------------
Consolidated        $18,160,789    $369,774  $17,791,015
                    ============ =========== ============


        Reconciliation of GAAP to Non-GAAP Financial Measures

                    STAPLES, INC. AND SUBSIDIARIES
              Proforma Consolidated Statement of Income
           (Dollar Amounts in Thousands, Except Share Data)


                            Fiscal Year Ended February 3, 2007*
                     -------------------------------------------------
                     As reported    Tax      Correction    Pro forma
                                   benefit    for prior
                                               years'
                                             stock-based
                                             compensation
                     ------------ --------- --------------------------

Sales                $18,160,789        $-            $-  $18,160,789
Cost of goods sold
 and occupancy costs  12,966,788         -          (343)  12,966,445
                     ------------ --------- ------------- ------------
    Gross profit       5,194,001         -           343    5,194,344

Operating and other
 expenses:
  Operating and
   selling             2,946,249         -        (3,887)   2,942,362
  General and
   administrative        770,268         -        (6,599)     763,669
  Amortization of
   intangibles            14,415         -             -       14,415
                     ------------ --------- ------------- ------------
    Total operating
     expenses          3,730,932         -       (10,486)   3,720,446
                     ------------ --------- ------------- ------------

    Operating income   1,463,069         -        10,829    1,473,898

Other income
 (expense):
  Interest income         58,839         -             -       58,839
  Interest expense       (47,810)        -             -      (47,810)
  Miscellaneous
   expense                (2,770)        -             -       (2,770)
                     ------------ --------- ------------- ------------
   Income before
    income taxes and
    minority interest  1,471,328         -        10,829    1,482,157
Income tax expense       497,972    33,343         2,262      533,577
                     ------------ --------- ------------- ------------
   Income before
    minority
    interests            973,356   (33,343)        8,567      948,580
Minority interest
 (income) expense           (321)        -             -         (321)
                     ------------ --------- ------------- ------------
   Net Income           $973,677  $(33,343)       $8,567     $948,901
                     ============ ========= ============= ============

Earnings per common
 share
---------------------
    Basic                  $1.35    $(0.05)        $0.01        $1.32
                     ============ ========= ============= ============
    Diluted                $1.32    $(0.05)        $0.01        $1.28
                     ============ ========= ============= ============

Weighted average
 shares outstanding:

     Basic           720,527,652

     Diluted         739,678,366



* The earnings per share data presented reflects the 53 weeks ended February 3, 2007. Below is a summary of the impact of the extra week on both the fourth quarter and the full year diluted earnings per share amount.

                     As Reported              Proforma
                     February 3,    Less    February 3,
                         2007                    2007
                      (14 Weeks)  14th Week  (13 Weeks)
                     ------------ --------- -------------

Diluted earnings per
 common share              $0.46     $0.05         $0.41


                       Proforma               Proforma
                     February 3,    Less    February 3,
                         2007                    2007
                      (53 Weeks)  53rd Week  (52 Weeks)
                     ------------ --------- -------------


Diluted earnings per
 common share              $1.28     $0.04         $1.24

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Owen Davis
             508-253-8530/8468
             or
             Investor Contact:
             Laurel Lefebvre/Katie Sullivan
             508-253-4080/0879